UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2014

Rouse Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35278	90-0750824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number,
including area code:
(212) 608-5108

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Rouse Properties, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 9, 2014 (the “Annual Meeting”).

(b) At the Annual Meeting, our stockholders: (i) elected the eight persons listed below to serve as directors for a term expiring at the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2014; (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; and (iv) approved the Rouse Properties, Inc. Employee Stock Purchase Plan. Set forth below are the voting results for each of the proposals voted upon by our stockholders:

Proposal 1: The election of eight directors for a term expiring at the 2015 Annual Meeting of Stockholders.

Director Name	For	Withheld	Broker Non-Votes
Andrew Silberfein	47,298,169	1,144,314	3,031,865
Jeffrey Blidner	46,904,631	1,537,852	3,031,865
Richard Clark	47,218,463	1,224,020	3,031,865
Christopher Haley	47,130,660	1,311,823	3,031,865
Michael Hegarty	47,211,187	1,231,296	3,031,865
Brian Kingston	47,297,953	1,144,530	3,031,865
David Kruth	47,302,808	1,139,675	3,031,865
Michael Mullen	46,762,204	1,680,279	3,031,865

Proposal 2: The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
49,486,569	4,054	1,983,725	0

Proposal 3: The approval, on an advisory basis, of named executive officer compensation.

For	Against	Abstain	Broker Non-Votes
43,958,296	1,726,279	2,757,908	3,031,865

Proposal 4: The approval of the Rouse Properties, Inc. Employee Stock Purchase Plan.

For	Against	Abstain	Broker Non-Votes
45,492,784	956,065	1,993,634	3,031,865

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2014	ROUSE PROPERTIES, INC.

	By:	/s/ John Wain
Name: John Wain
Title: Chief Financial Officer